SOUTHWALL TECHNOLOGIES INC.

                                   EXHIBIT 21
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               LIST OF SUBSIDIARIES OF SOUTHWALL TECHNOLOGIES INC.
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         Name                       State or other Jurisdiction of Incorporation
         ----                       --------------------------------------------

Southwall Worldwide Glass Inc.                        California

Southwall-Sunflex, Inc.                               California



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